As filed with the Securities and Exchange Commission on June 26, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ROYCE VALUE TRUST, INC.
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Leading Independent Proxy Advisory Firm ISS Recommends Royce Value Trust Stockholders Vote to Approve New Investment Advisory Agreement

NEW YORK – June 26, 2020 – Royce Value Trust, Inc. (NYSE: RVT) (the “Fund”) today announced that Institutional Shareholder Services (“ISS”) recommends that stockholders vote “FOR” in order to approve the new investment advisory agreement with Royce Investment Partners (“Royce”), the Fund’s investment manager1.

In recommending that stockholders vote “FOR” the agreement, ISS stated in its June 24, 2020 report that2:

“The most significant aspect of the proposal for shareholders in this context is that the advisory fee rate will not increase. The investment objective remains the same, and the fund will be managed by the same personnel. As such, there would be no material impact to investors in connection with the approval of this proposal.”

“We are pleased that ISS recognizes that approval of the new investment advisory agreement with Royce is in the best interest of all the Fund’s stockholders,” said Christopher D. Clark, President of Royce Value Trust, Inc. “Royce has developed a differentiated investment strategy that has delivered superior returns relative to the Fund’s benchmark3 index and its peers as evidenced by its impressive performance record. Voting ’FOR’ the new investment advisory agreement ensures the Fund continues to operate and execute the strategy that has delivered excellent relative performance for stockholders.”

In its role as the Fund’s investment manager, Royce has developed and implemented the investment strategy that has enabled the Fund to:

●	Consistently outperform the Fund’s benchmark[3] over key timeframes, including over the past 1-, 3-, 5-, 20-, 25-, and 30-year periods ended 3/31/20, as well as since the Fund’s inception (11/26/86)[4]

●	Outperform the benchmark[3] in the previous full market cycle period and from the 8/31/18 index peak through 3/31/20[4]

●	Outperform the comparable open-end Morningstar category average (US Fund Small Blend)[5] over key timeframes, including year-to-date and over the past 1-, 3-, 5-, 10-, and 15-year periods through 3/31/20[4]

To follow the recommendation by ISS and the unanimous recommendation by the Board of Directors of Royce Value Trust, Inc., stockholders should vote on the WHITE proxy card “FOR” the approval of the new investment advisory agreement with Royce to ensure that the Fund’s operations can continue uninterrupted.

1 Royce & Associates, LP is a Delaware limited partnership that primarily conducts its business under the name Royce Investment Partners.

2 Permission to use quotations neither sought nor obtained.

3 Fund benchmark is the Russell 2000 Index, an unmanaged, capitalization-weighted index of domestic small-cap stocks. It measures the performance of the 2,000 smallest publicly traded U.S. companies in the Russell 3000 index.

4 Returns calculated on a net asset value (“NAV”) basis.

5 For the Morningstar Small Blend Category: © 2020 Morningstar. All Rights Reserved. The information regarding the category in this piece: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Small-blend portfolios favor U.S. firms at the smaller end of the market-capitalization range. Some aim to own an array of value and growth stocks while others employ a discipline that leads to holdings with valuations and growth rates close to the small-cap averages. Stocks in the bottom 10% of the capitalization of the U.S. equity market are defined as small cap. The blend style is assigned to portfolios where neither growth nor value characteristics predominate.

The Special Meeting of Stockholders to consider the new investment advisory agreement is scheduled to be held on July 14, 2020. All stockholders of record as of the close of business on May 1, 2020 are entitled to vote their shares.

Each vote is important, regardless of the number of shares owned. Failure to vote has the same effect as voting against the new agreement. If stockholders do not approve the new investment advisory agreement, the Fund may be forced to seek approval to liquidate. Liquidation could result in serious negative implications for long-term stockholders such as a meaningful loss of stockholder value during a period of continued significant market volatility as well as negative tax consequences.

Stockholders can vote by internet, telephone or by signing, dating and mailing the WHITE proxy card provided in the Fund’s proxy materials.

Stockholders who have questions about how to vote or need additional assistance may contact:

Innisfree M&A Incorporated

Stockholders Call Toll Free: (877) 825-8964

Banks and Brokers Call: (212) 750-5833

About Royce Value Trust, Inc.

Royce Value Trust, Inc. is a closed-end diversified management investment company whose shares of Common Stock are listed and traded on the New York Stock Exchange. The Fund's primary investment goal is long-term capital growth, which it seeks by normally investing at least 65% of its assets in equity securities primarily of small- and micro-cap companies.

For further information on The Royce Funds℠, please visit our web site at: www.royceinvest.com.

Forward Looking Statement

This letter is not an offer to purchase nor a solicitation of an offer to sell shares of the Fund. This letter may contain statements regarding plans and expectations for the future that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking and can sometimes be identified by the use of words such as “plan,” “expect,” “will,” “should,” “could,” “anticipate,” “intend,” “project,” “estimate,” “guidance,” “possible,” “continue” and other similar terms and phrases, although not all forward-looking statements include these words. Such forward-looking statements are based on the current plans and expectations of the Fund, and are subject to risks and uncertainties that could cause actual results, performance and events to differ materially from those described in the forward-looking statements. Additionally, past performance is no guarantee of future results. Additional information concerning such risks and uncertainties are or will be contained in the Fund’s filings with the U.S. Securities and Exchange Commission, including the Fund’s Annual Report to Stockholders on Form N-CSR, for the year ended December 31, 2019, and subsequent filings with the Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. The Fund undertakes no responsibility to update publicly or revise any forward-looking statement.

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